Exhibit 23.1

April 12, 2017

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Re:	Opinion of Counsel

Registration Statement on Form S-1 under the Securities Act of 1933

Great-West SecureFoundation Group Fixed Deferred Annuity Certificate, File No. 333-[        ]

            (formerly 333-194437)

Ladies and Gentlemen:

I hereby consent to the reference of my name under the caption “Legal Matters” in the prospectus, filed as part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Ryan L. Logsdon

Ryan L. Logsdon

Associate General Counsel, Products & Corporate

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

8515 E. ORCHARD ROAD · GREENWOOD VILLAGE, CO 80111 · (303) 737-3000